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AIR Communities Continues Its Commitment to Corporate Governance Excellence

DENVER – November 28, 2022 – Apartment Income REIT Corp. (NYSE: AIRC) (“AIR” or the “Company”) announced Board action to amend its charter to reduce to a simple majority the shareholder vote required to amend AIR’s bylaws. The action taken is subject to the affirmative vote of shareholders, which vote is anticipated to be held at the 2023 annual shareholder meeting.

Tom Keltner, Chairman of the Board of Directors, stated: “This year, we met with holders of 70% of our shares during the Board’s and management’s regular shareholder engagement. This provision was not raised as an item, so we thank ISS for highlighting this change as another shareholder friendly step for AIR to take.”

Ann Sperling, Chairman of the Governance and Corporate Responsibility Committee stated: “Upon review of the matter with governance experts, the Board concluded that the proposed change is now a ‘best practice’ and so approved an amendment to AIR’s charter that lowers the vote required for shareholders to amend AIR bylaws to a simple majority of shares entitled to vote.”

AIR Chief Executive Officer, Terry Considine, remarked: “AIR is the most efficient way to invest in public ownership of multi-family properties. AIR is committed to similar excellence in all that it does: operations, capital allocation, balance sheet, team, culture…and governance. Each year, we review our governance policies, and we regularly solicit and welcome the feedback of AIR shareholders to make AIR better. We expect shareholders will approve this Board action.”

About AIR

Apartment Income REIT Corp. (“AIR”) (NYSE: AIRC) is a real estate investment trust focused on the ownership and management of quality apartment communities located in the largest markets in the United States. AIR is one of the country’s largest owners and operators of apartments, with 74 communities in 11 states and the District of Columbia. AIR common shares are traded on the New York Stock Exchange under the ticker symbol AIRC and are included in the S&P 400. For more information about AIR, please visit our website at www.aircommunities.com.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, among others, that may affect actual results or outcomes include.

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will be attained. These forward-looking statements reflect management’s judgment as of this date, and we assume no obligation to revise or update them to reflect future events or circumstances. We caution investors not to place undue reliance on any such forward-looking statements.

Contact:

Matthew O’Grady

Senior Vice President, Capital Markets

(303) 691-4566

Mary Jensen

Head of Investor Relations

(303) 691-4349

investors@aircommunities.com